UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2003

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

ITEM 5.

Other Events

On November 14, 2003, a state district court jury in Montgomery, Alabama returned a verdict against Exxon Mobil Corporation in a case involving the interpretation of the royalty provisions in state leases in Mobile Bay.  The verdict included $63.5 million in compensatory damages and $11.8 billion in punitive damages on a finding that ExxonMobil had committed fraud.  ExxonMobil believes the verdict is not justified by the evidence and that the amount of the award is grossly excessive and unconstitutional.  ExxonMobil will appeal the decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  November 14, 2003

By:

/s/ Donald D. Humphreys

----------------------------------------------

Name:

Donald D. Humphreys

Title:

Vice President, Controller and

Principal Accounting Officer